                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________________ dated July 30, 2002) pertaining to the Eaton Corporation 2002 Stock Plan of our report dated January 21, 2002, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                  /s/ERNST & YOUNG LLP


Cleveland, Ohio
July 22, 2002